UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 14, 2011, the United States District Court for the Central District of California (the “Court”) dismissed four of the six claims alleged by the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Washington Mutual Bank (“WaMu”), against CoreLogic Valuation Services, LLC, f/k/a eAppraiseIT, LLC (“eAppraiseIT”) and several of its current and former affiliates, including CoreLogic, Inc. (the “Company”). The FDIC filed its complaint on May 9, 2011, alleging that eAppraiseIT was grossly negligent and breached its contract with WaMu in the provision of appraisal services in 2006 and 2007 relating to 194 residential mortgage loans and seeking to recover $129.0 million in purported losses that WaMu allegedly suffered. The FDIC complaint also asserted claims against eAppraiseIT’s parent corporations, including the Company, pursuant to alter ego, single business enterprise and joint venture theories of liability.

On August 1, 2011, all defendants in the matter filed a motion to dismiss the complaint in its entirety on a number of grounds. The Court granted the defendants’ motion to dismiss the FDIC’s gross negligence, alter ego, single business enterprise and joint venture claims, and a portion of the breach of contract claim. The claims were dismissed without prejudice and the FDIC has until December 5, 2011 to file an amended complaint. The Company continues to believe that the remaining breach of contract claims are flawed, both factually and legally, and is confident in the strength of its defenses.

Additional information about the complaint filed by the FDIC can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission on November 4, 2011.

The information contained in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: November 17, 2011	By:	/s/ STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary